Exhibit 5.1

November 20, 2023

Air Products and Chemicals, Inc.

1940 Air Products Boulevard

Allentown, Pennsylvania 18106

Ladies and Gentlemen:

We have acted as counsel to Air Products and Chemicals, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of (i) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), which may include shares of Common Stock issuable upon the exercise, conversion or exchange of other securities included in the Registration Statement (as defined herein); (ii) shares of the Company’s preferred stock, par value $1.00 per share, to be issued in one or more series (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the exercise, conversion or exchange of the Debt Securities (as defined herein) and Warrants (as defined herein) included in the Registration Statement; (iii) one or more series of unsecured debt securities of the Company (the “Debt Securities”) to be issued under the Indenture, dated as of April 30, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the “Indenture”); (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, the terms of which will be determined by the board of directors of the Company prior to the issuance thereof; (v) depositary shares, representing a fractional interest in shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); and (vi) units comprised of one or more of the foregoing securities (the “Units” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Warrants and Depositary Shares, the “Covered Securities”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed (i) the Registration Statement, including the form of prospectus included therein, (ii) the Indenture and (iii) such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals, and the truthfulness of all statements of fact contained therein.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Warrants, Depositary Shares or Units, as the case may be: (i) the execution, delivery and performance by the Company of the Indenture and any supplemental indenture thereto and any warrant agreement, deposit agreement, and unit agreement, as applicable (collectively with the Indenture, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (ii) the Company will have duly authorized, executed and delivered any

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such Document and will have duly authorized the issuance of any such Covered Security, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character and enforcement thereof; and (iii) the prospectus included in the Registration Statement will describe the Covered Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Covered Securities offered thereby. We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents (other than the Indenture) will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Covered Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its certificate of incorporation. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if:

1. With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize and approve the issuance and sale of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; and (iv) the shares of Common Stock have been duly issued and delivered by the Company against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Common Stock and the plan of distribution, then, upon the happening of such events, such shares of Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to shares of any series of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, such series of Preferred Stock and to authorize and approve the issuance and sale of shares of Preferred Stock of such series and fix or otherwise determine the consideration to be received for such shares of Preferred Stock and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission

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and other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware in accordance with applicable law; and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Preferred Stock and the plan of distribution, then, upon the happening of such events, such shares of Preferred Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

3. With respect to Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) any necessary supplements to the Indenture have been duly executed and delivered on behalf of the Company and the trustee; (iv) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary indenture supplement and to authorize and approve the form, terms, execution and delivery of the Debt Securities; (v) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (vi) any shares of Common Stock or Preferred Stock issuable upon the conversion or exchange of such Debt Securities, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (vii) the Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Indenture or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to Warrants: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize and approve the form, terms, execution and delivery of the Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon the exercise of such Warrants, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, such Warrants (including any Warrants to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company

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pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement and deposit receipt and to authorize and approve the form, terms, execution and delivery of the Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; (v) the deposit agreement with respect to the Depositary Shares has been duly executed and delivered by the Company and the deposit agent; and (vi) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary against payment therefor in accordance with the applicable deposit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the deposit agreement.

6. With respect to Units: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and the shares of Common Stock, shares of Preferred Stock or other Covered Securities underlying the Units, and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, shares of Preferred Stock, or other Covered Securities to be issued pursuant to such Units have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) the unit agreement has been duly executed and delivered by the Company and any other party thereto; and (vi) the Units and any other Covered Securities underlying the Units have been duly authorized, executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Units and the other Covered Securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Covington & Burling LLP